CUSIP No. 443573100	13G

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of HubSpot, Inc.

EXECUTED this 12th day of February, 2015

GENERAL CATALYST GROUP V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P.
its General Partner

	By:	GENERAL CATALYST GP V, LLC
its General Partner

By: *
William J. Fitzgerald
Member, COO and CFO

GC ENTREPRENEURS FUND V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P.
its General Partner

	By:	GENERAL CATALYST GP V, LLC
its General Partner

By: *
William J. Fitzgerald
Member, COO and CFO

GENERAL CATALYST PARTNERS V, L.P.

By:	GENERAL CATALYST GP V, LLC
its General Partner

By: *
William J. Fitzgerald
Member, COO and CFO

CUSIP No. 443573100	13G

GENERAL CATALYST GP V, LLC

By:	*
William J. Fitzgerald
Member, COO and CFO

By:	*
Joel E. Cutler

By:	*
David P. Fialkow

By:	*
David J. Orfao

*By:	/s/ Christopher McCain
Christopher McCain
As attorney-in-fact

This Agreement was executed by Christopher McCain on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 3.